Exhibit 99.5

Company Contact:
Brenda Morris
Chief Financial Officer
Zumiez Inc.
(425) 551-1564

Investor Contact:
Integrated Corporate Relations
Chad Jacobs/David Griffith
(203) 682-8200

ZUMIEZ INC. ANNOUNCES TWO-FOR-ONE STOCK SPLIT

Split to be Effective April 19, 2006 for Shareholders of Record as of March 29, 2006

Everett, WA – March 15, 2006 – Zumiez Inc. (NASDAQ: ZUMZ) today announced that the Board of Directors has approved a two-for-one stock split of the Company’s common shares. The stock split will be effected through a share dividend whereby shareholders of record as of the close of trading on March 29, 2006 will receive a dividend of one share of common stock for each share of common stock they own on that date. The additional shares will be distributed on April 19, 2006. The Company had 13,629,649 shares of common stock outstanding as of March 14, 2006.

Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, “We are pleased with the Board’s decision to approve the stock split, which is intended to make Zumiez shares more accessible, and increase our shareholder base and market liquidity. Today’s action reflects our confidence in Zumiez long-term strategy and the growth potential of our Company.”

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of March 15, 2006 we operate 176 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made from time to time by representatives of the company constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company’s future earnings, growth rate and other metrics of financial performance, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, risks related to our ability to open and operate new stores successfully, our ability to anticipate, identify and respond to fashion trends and customer preferences, our dependence on mall traffic for our sales, seasonal fluctuations in our business, unseasonable weather conditions, competition, including promotional and pricing competition, changes in the availability or cost of merchandise, labor or delivery services, and other risks detailed in our filings with the Securities and Exchange Commission, including the Risk Factors contained in the final prospectus relating to the public offering of our common stock filed on November 9, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.